UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2018

SKYLINE CHAMPION CORPORATION

(Exact Name of Registrant as Specified in Charter)

Indiana	001-4714	35-1038277
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P. O. Box 743, 2520 By-Pass Road

Elkhart, IN 46515

(Address of Principal Executive Offices) (Zip Code)

(574) 294-6521

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On November 15, 2018, the Board of Directors (the “Board”) of Skyline Champion Corporation (the “Company”) appointed Michael Berman to the Board. Mr. Berman has also been appointed Chairman of the Audit Committee of the Board.

Mr. Berman served as Chief Financial Officer and Executive Vice President of GGP Inc. (“GGP”) from December 2011 until he retired from the company in March 2018. He was responsible for GGP’s capital markets, finance, accounting, tax, technology and external communications functions. GGP was a member of Standard & Poor’s 500 stock index (“S&P 500”) and one of the world’s largest real estate companies. Prior to his role as Chief Financial Officer of GGP, Mr. Berman served as Executive Vice President and Chief Financial Officer of Equity LifeStyle Properties, Inc. (“ELS”). His role with ELS, a leading owner and operator of manufactured home communities, RV resorts and campgrounds in North America, will provide additional industry experience, from a customer’s perspective, to the Board. Mr. Berman has been an associate professor at the New York University Real Estate Institute and was in the investment banking department at Merrill Lynch & Co. from 1989 until 2002. During his time at Merrill Lynch he participated in numerous capital market and advisory transactions including the initial public offerings of Equity Residential Properties Trust, Vornado, Inc. and Equity Office Properties Trust, all current or former members of the S&P 500. Mr. Berman currently serves as chairman of the Audit Committee for Brixmor Property Group, Inc. Mr. Berman holds a master’s of business administration from Columbia University Graduate School of Business, a law degree from Boston University School of Law and a bachelor’s degree in history from Binghamton University in New York.

Mr. Berman will receive compensation for his service on the Board in accordance with the Company’s standard compensatory arrangements for non-employee directors. A description of the compensatory arrangements for non-employee directors was included in the Company’s proxy statement on Schedule 14A for the 2018 annual meeting of shareholders.

There are no transactions and no proposed transactions between Mr. Berman (or any member of his immediate family) and the Company (or any of its subsidiaries), and there is no arrangement or understanding between Mr. Berman and any other person or entity pursuant to which Mr. Berman was elected as a director of the Company.

On November 15, 2018, the Company issued a press release announcing Mr. Berman’s appointment. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release issued by Skyline Champion Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYLINE CHAMPION CORPORATION

By:	/s/ Roger K. Scholten
Roger K. Scholten
Senior Vice President, General
Counsel and Secretary

Date: November 16, 2018